REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Trustees
Neuberger Berman Income Funds
New York, New York


In planning and performing our audits of the financial
statements of Neuberger Berman Core Bond Fund,
Neuberger Berman Floating Rate Income Fund,
Neuberger Berman New York Municipal Income Fund,
Neuberger Berman Short Duration High Income Fund,
and Neuberger Berman Municipal High Income Fund
(the "Funds"), each a series of Neuberger Berman
Income Funds, as of and for the year ended October 31,
2016, in accordance with the standards of the Public
Company Accounting Oversight Board (United States),
we considered their internal control over financial
reporting, including control activities for safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion on
the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Funds'
internal control over financial reporting.   Accordingly,
we express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this responsibility,
estimates and judgments by management are required to
assess the expected benefits and related costs of controls.
A company's internal control over financial reporting is
a process designed to provide reasonable assurance
regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally
accepted in the United States of America.   Such internal
control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation
of a control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a timely
basis.   A significant deficiency is a control deficiency,
or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.





Shareholders and Board of Trustees
Neuberger Berman Income Funds
Page Two





Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be
significant deficiencies or material weaknesses under
standards established by the Public Company
Accounting Oversight Board (United States).   However,
we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2016.

This report is intended solely for the information and use of management, Shareholders, and Board of Trustees of the Funds and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 16, 2016